Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.42 PER SHARE FOR THE SECOND QUARTER

NASHVILLE, Tennessee, August 3, 2016 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2016. Normalized FFO for the three months ended June 30, 2016 totaled $0.42 per diluted common share. Revenue for the second quarter grew by $5.9 million to $102.6 million compared to the same quarter in 2015. The Company reported net income of $12.1 million or $0.12 per share for the quarter.

Salient highlights include:

•	Normalized FFO for the second quarter grew 10.7% year-over-year to $44.1 million. Over the same time period, normalized FFO per share increased 5.0%.

•	For the trailing twelve months ended June 30, 2016, same store revenue grew 4.0%, operating expenses increased 3.4%, and same store NOI grew 4.3%.

•	Same store revenue per average occupied square foot increased 3.3% over the prior year.

•	Average same store occupancy increased to 89.9% from 89.3% a year ago.

•	Leasing activity totaled 418,000 square feet related to 137 leases:

◦	260,000 square feet of renewals

◦	158,000 square feet of new and expansion leases

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	Contractual rent increases occurring in the quarter averaged 2.9%

◦	Cash leasing spreads were 6.3% on 228,000 square feet renewed: 0% of square feet (<0% spread), 12% (0-3%), 41% (3-4%) and 47% (>4%)

◦	Tenant retention was 81.2%

◦	The average yield on renewed leases increased 90 basis points

•
In April 2016, the Company acquired a 100% leased, 46,600 square foot medical office building in Seattle, Washington for a purchase price of $21.6 million. The property is located on UW Medicine's Valley Medical Center campus.

•
In May 2016, the Company acquired an 80% leased, 63,000 square foot medical office building in Los Angeles, California for a purchase price of $20.0 million. The property is located on HCA's West Hills Hospital and Medical Center campus.

•
The Company is working on the acquisition of two MOBs for a combined purchase price of $98 million and expects to close in October 2016. These properties total 191,000 square feet, are 100% leased, and are on hospital campuses in Seattle and Washington, D.C.

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•	On July 5, 2016, the Company completed the sale of 9.2 million shares of common stock for net proceeds of approximately $304.6 million to fund investment activity.

•	During the second quarter, the Company sold 2.4 million shares through the at-the-market (ATM) program, generating net proceeds of $74.9 million.

•
In July 2016, the Company renewed its $700 million unsecured credit facility. The new credit facility includes 14 banks and matures in July 2020 with an option to extend the facility for an additional year.

•	In July 2016, S&P Global Ratings upgraded the Company's senior unsecured debt rating to BBB.

•	A dividend of $0.30 per common share was declared, which is equal to 71.4% of normalized FFO per share.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of June 30, 2016, the Company had investments of approximately $3.4 billion in 202 real estate properties located in 30 states totaling approximately 14.5 million square feet. The Company provided leasing and property management services to approximately 10.0 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real estate properties:	6/30/2016	12/31/2015
Land	$208,386	$198,585
Buildings, improvements and lease intangibles	3,235,744	3,135,893
Personal property	10,032	9,954
Construction in progress	35,174	19,024
Land held for development	17,438	17,452
Total real estate properties	3,506,774	3,380,908
Less accumulated depreciation and amortization	(819,744)	(761,926)
Total real estate properties, net	2,687,030	2,618,982
Cash and cash equivalents	9,026	4,102
Assets held for sale and discontinued operations, net	710	724
Other assets, net	185,298	186,416
Total assets	$2,882,064	$2,810,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,414,739	$1,424,992
Accounts payable and accrued liabilities	70,408	75,489
Liabilities of discontinued operations	17	33
Other liabilities	46,452	66,963
Total liabilities	1,531,616	1,567,477
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 106,662 and 101,517 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,067	1,015
Additional paid-in capital	2,609,880	2,461,376
Accumulated other comprehensive income	(1,485)	(1,569)
Cumulative net income attributable to common stockholders	930,985	909,685
Cumulative dividends	(2,189,999)	(2,127,760)
Total stockholders' equity	1,350,448	1,242,747
Total liabilities and stockholders' equity	$2,882,064	$2,810,224

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Rental income	$101,472	$95,450	$200,212	$190,484
Mortgage interest	—	31	—	62
Other operating	1,170	1,227	2,451	2,618
	102,642	96,708	202,663	193,164
Expenses
Property operating	36,263	33,927	71,668	68,189
General and administrative	8,129	6,713	18,375	13,451
Depreciation	28,528	26,552	56,221	52,940
Amortization	2,762	2,474	5,463	5,142
Bad debts, net of recoveries	78	27	39	(181)
	75,760	69,693	151,766	139,541
Other Income (Expense)
Gain on sales of real estate properties	1	41,549	1	41,549
Interest expense	(14,815)	(17,213)	(29,753)	(35,536)
Loss on extinguishment of debt	—	(27,998)	—	(27,998)
Pension termination	(4)	(5,260)	(4)	(5,260)
Impairment of real estate assets	—	—	—	(3,328)
Impairment of internally-developed software	—	(654)	—	(654)
Interest and other income, net	93	147	179	239
	(14,725)	(9,429)	(29,577)	(30,988)

Income From Continuing Operations	12,157	17,586	21,320	22,635

Discontinued Operations
Income (loss) from discontinued operations	(19)	330	(27)	663
Gain on sales of real estate properties	7	—	7	—
Income (Loss) From Discontinued Operations	(12)	330	(20)	663

Net Income	$12,145	$17,916	$21,300	$23,298
Basic Earnings Per Common Share:
Income from continuing operations	$0.12	$0.18	$0.21	$0.23
Discontinued operations	0.00	0.00	0.00	0.01
Net income	$0.12	$0.18	$0.21	$0.24
Diluted Earnings Per Common Share:
Income from continuing operations	$0.12	$0.18	$0.21	$0.23
Discontinued operations	0.00	0.00	0.00	0.00
Net income	$0.12	$0.18	$0.21	$0.23
Weighted Average Common Shares Outstanding—Basic	103,988	99,273	102,710	98,819
Weighted Average Common Shares Outstanding—Diluted	104,770	99,945	103,471	99,554

(1)
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1)
(amounts in thousands, except per share data)
(Unaudited)

Non-GAAP Measures
Management considers funds from operations ("FFO"), FFO per share, normalized FFO, and normalized FFO per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

Three Months Ended June 30,
	2016	2015
Net Income	$12,145	$17,916
Gain on sales of real estate properties	(8)	(41,549)
Real estate depreciation and amortization	31,716	29,388
Total adjustments	31,708	(12,161)
Funds From Operations	$43,853	$5,755
Acquisition costs	232	167
Pension termination	4	5,260
Loss on extinguishment of debt	—	27,998
Impairment of internally-developed software	—	654
Normalized Funds From Operations	$44,089	$39,834
Funds from Operations per Common Share—Diluted	$0.42	$0.06
Normalized Funds From Operations Per Common Share—Diluted	$0.42	$0.40
FFO Weighted Average Common Shares Outstanding	104,770	99,945

(1)
FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

Management believes FFO, FFO per share, Normalized FFO, and Normalized FFO per share provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, and Normalized FFO per share can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. However, these measures do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, FFO per share, Normalized FFO, and Normalized FFO per share should not be considered as an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities as a measure of liquidity.

(2)
During the third quarter of 2015, the Company began including an add-back for leasing commission amortization in order to provide a better basis for comparing its results of operations with those of others in the industry, consistent with the NAREIT definition of FFO. For the three ended June 30, 2015, FFO per diluted common share was previously reported as $0.05.

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